EXHIBIT 99

N  E  W  S     B  U  L  L  E  T  I  N    RE:
POINT.360
2777 N. ONTARIO STREET
BURBANK, CA 91504
Nasdaq: PTSX

FOR FURTHER INFORMATION:

AT THE COMPANY:
Alan Steel
Executive Vice President
(818) 565-1444

FOR IMMEDIATE RELEASE - BURBANK, CA, May 11, 2006

POINT.360 ANNOUNCES FIRST QUARTER RESULTS.

Point.360 (Nasdaq: PTSX), a leading provider of integrated media management services, today announced results for the three-month period ended March 31, 2006.

Haig S. Bagerdjian, the Company’s Chairman, President and Chief Executive Officer, said: “During the first quarter, we took significant steps to provide our customers with a new media distribution path through our new relationship with CBS Worldwide Distribution. Our ability to deliver commercial spots using the CBS network is progressing according to plan. We began delivery of commercial spots over the new channel in April, which provides greater flexibility for our clients.

“In this quarter, we also completed the restructuring of our debt through the sale/leaseback of our Media Center facility and new revolving credit arrangement. Overall, we reduced our net debt by about $12 million in the first three months of 2006, giving us much greater financial flexibility for the future.”

Revenues

Revenue for the quarter ended March 31, 2006, totaled $16 million compared to $17.2 million in the same quarter of 2005. Lower 2006 revenue is due principally to our decision to exit certain low margin business and to a decline in spot distribution sales caused by fewer major motion picture releases by our customers in 2006 when compared to the same quarter last year.

Gross Margin

In the first quarter of 2006, gross margin on sales was 33.2% compared to 33.6% in the prior year’s first quarter. The slight decline is due to lower sales.

Selling, General and Administrative Expenses

For the first quarter of 2006, SG&A expenses were $5.1 million, or 32% of sales, compared to $5.4 million, or 31% of sales in the first quarter of 2005.

Operating Income

Operating income decreased $0.2 million in the first quarter of 2006 compared to the same period last year due principally to lower sales and higher delivery expenses.

Net Income

For the first quarter of 2006, the Company reported a net loss of $0.1 ($0.01 per share) compared to net income of $0.1 million ($0.01 per share) in the same period last year.

EBITDA (A)

In the first quarter, the Company’s EBITDA (earnings before interest, taxes, depreciation and amortization) was $1.6 million (10.0% of sales) compared to $2.0 million (11.6% of sales) in the 2005 period.

Quarterly Financial Statistics (A)

The following table reconciles the Company’s EBITDA to net income which is the most directly comparable financial measure under Generally Accepted Accounting Principles (“GAAP”), as well as selected balance sheet and income statement statistics (in thousands):

Computation of EBITDA (unaudited) (A)
	Three Months Ended March 31,
	2005	2006

Net income (loss)	$69	$(92)
Interest	307	350
Income taxes	45	(61)
Depreciation	1,564	1,405
EBITDA	$1,985	$1,602

Selected Balance Sheet Statistics (unaudited) (A)

	December 31, 2005	March 31, 2006
Working capital	$1,275	$4,802
Property and equipment, net	28,079	15,792
Total assets	75,459	68,861
Borrowings under revolving credit agreement	4,054	4,223
Current portion of notes payable	2,310	2,000
Long-term debt, net of current portion	13,744	3,500
Net debt (revolving credit, current portion of notes payable and long-term debt, minus cash on hand)	19,621	6,997
Shareholders equity	39,510	39,423

(A)
The computation of EBITDA and presentation of balance sheet statistics do not represent the results of operations or cash generated from operating activities or the financial position of the Company in accordance with generally accepted accounting principles (GAAP), and are not to be considered as an alternative to the balance sheet or statement of income (loss), operating income, net income or any other GAAP measurements as an indicator of operating performance or financial position and are not necessarily indicative of cash available to fund all cash needs. Not all companies calculate such statistics in the same fashion and, therefore, the statistics may not be comparable to other similarly titled measures of other companies. Management believes that these computations provide useful information to investors because they present a summary of balance sheet data and/or are measures of the cash flow available to the Company to pay interest, repay debt, make acquisitions or invest in new technologies. The Company is currently committed to use a portion of its cash flows to service existing debt and, furthermore, anticipates making certain capital expenditures as part of its business plan.

Consolidated Statements of Income (unaudited)

The table below summarizes results for the three-period ended March 31, 2005 and 2006 (in thousands except per share amounts):

	Quarter Ended March 31,
	2005	2006

Revenues	$17,183	$16,039
Cost of goods sold	(11,402)	(10,715)

Gross profit	5,781	5,324
Selling, general and administrative expense	(5,360)	(5,127)

Operating income	421	197
Interest expense, net	(307)	(350)
Income (loss) before income taxes	114	(153)
(Provision for) benefit from income taxes	(45)	61
Net income (loss)	$69	$(92)

Earnings (loss) per share:
Basic:	$0.01	$(0.01)
Diluted:	$0.01	$(0.01)
Weighted average shares outstanding - diluted	9,867	9,537

About Point.360

Point.360 is one of the largest providers of high definition and standard definition digital mastering, data conversion and video and film asset management services to owners, producers and distributors of entertainment and advertising content. Point.360 provides the services necessary to edit, master, reformat, archive and ultimately distribute its clients’ film and video content, including television programming, spot advertising, feature films and movie trailers.

The Company delivers commercials, movie trailers, electronic press kits, infomercials and syndicated programming, by both physical and electronic means, to hundreds of broadcast outlets worldwide.

The Company provides worldwide electronic distribution, using fiber optics, satellites, and the Internet.

Point.360’s interconnected facilities in Los Angeles, New York, Chicago, Dallas and San Francisco provide service coverage in each of the major U.S. media centers. Clients include major motion picture studios, advertising agencies and corporations.

Forward-looking Statements

Certain statements in Point.360 press releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation (i) statements concerning the Company’s projected revenues, earnings, cash flow and EBITDA; (ii) statements of the Company’s management relating to the planned focus on internal growth and acquisitions; (iii) statements concerning reduction of facilities and actions to streamline operations; (iv) statements on actions being taken to reduce costs and improve customer service; and (v) statements regarding new business and new acquisitions. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward looking statements. In addition to the factors described in the Company’s SEC filings, including its quarterly reports on Form 10-Q and its annual reports on Form 10-K, the following factors, among others, could cause actual results to differ materially from those expressed herein: (a) lower than expected net sales, operating income and earnings; (b) less than expected growth; (c) actions of competitors including business combinations, technological breakthroughs, new product offerings and marketing and promotional successes; (d) the risk that anticipated new business may not occur or be delayed; (e) the risk of inefficiencies that could arise due to top-level management changes and (f) general economic and political conditions that adversely impact the Company’s customers’ willingness or ability to purchase or pay for services from the Company. The Company has no responsibility to update forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.